                                                                    EXHIBIT 99.2

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is entered into as of May 31, 1994, by and between L.A. Gear California, Inc., a California corporation ("Borrower"), and BankAmerica Business Credit, Inc., a Delaware corporation ("Lender").

         WHEREAS, Lender and Borrower entered into a certain Loan and Security Agreement, dated as of November 22, 1993 (the Loan and Security Agreement, as amended and supplemented, the "Agreement").

         WHEREAS, Borrower desires to amend the Agreement (i) to facilitate the Borrower entering into foreign exchange contracts with Bank of America, (ii) to permit the Borrower to obtain overdrafts and other extensions of credit from Bank of America, and (iii) with respect to other matters. Lender is willing to amend the Agreement, subject to the terms and conditions stated herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties agree as follows.

                            SECTION ONE - AMENDMENTS
                            ------------------------

         1.1 The definition of "Availability" in Section 1 of the Agreement is hereby amended in its entirety to read as follows:

                 "'Availability' means (a) the lesser at any point in time of
         (i) $75,000,000 or (ii) the sum of (A) eighty percent (80%) of the Net Amount of Eligible Accounts, and (B) the lesser of (1) $40,000,000 or
         (2) fifty percent (50%) of the value of Eligible Inventory, valued at the lower of market value or cost (established on a "first-in, first-out" basis);less (b) the sum of (i) the unpaid balance of Loans at that time; (ii) the aggregate undrawn face amount of all outstanding Letters of Credit which Lender has, or has caused to be, issued or obtained for Borrower's accountother than Cash Secured Letters of Credit; (iii) reserves for accrued interest on the Loans;
         (iv) the amount by which outstanding Guaranties of Debt of Foreign Affiliates exceed $25,000,000, (v) the amount by which outstanding Intercompany Receivables, in the aggregate, exceed $15,000,000, (vi) the amount by which Intercompany Advances exceed $40,158,000, in the aggregate, (vii) the Foreign Exchange Reserve, (viii) the Direct Deposit and Overdraft Reserve, and (ix) all other reserves which Lender in its Discretion deems necessary and desirable to maintain with respect to Borrower's account, including, without limitation, any amounts which Lender may reasonably be expected to be obligated to pay in the future for the account of Borrower."





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         1.2     The definition of "Obligations" in Section 1 of the Agreement is hereby amended in its entirety to read as follows:

                 "'Obligations' means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debts owing by Borrower to Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by Lender in Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to Borrower hereunder, under another Loan Document, or under any other agreement or instrument with Lender. "Obligations" includes, without limitation,
         (i) all debts, liabilities, and obligations now or hereafter owing from Borrower to Lender under or in connection with the Letters of Credit and the Letter of Credit Agreement, (ii) all debts, liabilities, and obligations now or hereafter owing from Borrower to Lender arising from or relating to foreign exchange contracts between Borrower and Bank of America, and (iii) all debts, liabilities, and obligations now or hereafter owing from Borrower to Lender arising from or relating to automated clearing house transfers of funds initiated by Bank of America for the account of Borrower pursuant to agreement, overdrafts and other extensions of credit by Bank of America to Borrower."

         1.3 Section 1 of the Agreement is hereby amended by the addition of the following definition:

                 "'Foreign Exchange Reserve' means, at any date during which a foreign exchange contract is outstanding between Borrower and Bank of America, the amount of $500,000 plus such additional amount as Lender, in its Discretion, calculates to be its current exposure with respect to foreign exchange contracts then outstanding."

         1.4 Section 1 of the Agreement is hereby amended by the addition of the following definition:

                 "'Direct Deposit and Overdraft Reserve' means the amount of $4,000,000 until such time, beginning with the Fiscal Quarter ending May 31, 1994, as the Adjusted Tangible Net Worth is $175,000,000 or greater, at which time the amount would be zero."





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         1.5     Section 1 of the Agreement is hereby amended by the addition of the following definition:

                 "'Adjusted Net Earnings From Operations' means, with respect to any Fiscal Quarter of the Parent, the Parent's consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following from such net income: (a) gain or loss arising from the sale of any capital asset which in the aggregate during the Fiscal Quarter exceeds $25,000; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by the Parent in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any Person to which assets of the Parent shall have been sold, transferred or disposed of, or into which the Parent shall have been merged, or which has been a party with the Parent to any consolidation or other form of reorganization, prior to the date of such transaction; (e) gain arising from the acquisition of debt or equity securities of the Parent or from cancellation or forgiveness of Debt; and (f) gain or loss arising from extraordinary item, as determined in accordance with GAAP, or any other non-recurring transaction."

         1.6 The definition of Adjusted Tangible Net Worth in Section 1 of the Agreement is hereby amended in its entirety to read as follows:

                 "'Adjusted Tangible Net Worth' means, at any date (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Asset would be shown on a consolidated balance sheet of Parent at such date prepared in accordance with GAAPplus (b) the amount of any goodwill or debt discount amortized in accordance with GAAP relating to periods occurring after August 31, 1993, less (c) the amount at which Parent's liabilities would be shown on such balance sheet, provided however, that for the purpose of calculating Adjusted Tangible Net Worth, (i) the retained earnings of Parent shall be deemed to exclude extraordinary gains or losses and gains and losses associated with foreign currency translation adjustments which occur after August 31, 1993, (ii) the remaining principal balance of Parent's liabilities with respect to the Subordinated Debentures shall be excluded from Parent's liabilities, and (iii) accrued and unpaid dividends of the Preferred Stock, in an amount not exceeding $1,875,000, shall be excluded from Parent's liabilities."

         1.7 Section 2 of the Agreement is amended by the addition of the following Section 2.4.

                 "2.4     Foreign Exchange Contracts, Automated Clearing House
         Transfers and Overdrafts. Borrower may request and Lender may, in its sole and absolute discretion, arrange for the Borrower to (i) enter into foreign exchange contracts with Bank of America on terms and conditions acceptable to Bank of America, and (ii) obtain automated clearing house transfer of funds and overdrafts from Bank of America. Borrower agrees to indemnify and hold Lender harmless from all losses, liabilities, costs,





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         expenses, claims incurred by Lender arising from or related to such foreign exchange contracts, automated clearing house transfers, and overdrafts. Borrower acknowledges and agrees that the obtaining of foreign exchange contracts, automated clearing house transfers, and overdrafts from Bank of America (i) is in the sole and absolute discretion of Bank of America, (ii) may be terminated by Bank of America at any time without notice, (iii) is subject to all rules and regulations of Bank of America and (iv) is due to Bank of America relying on the indemnity of Lender to Bank of America with respect to all risks of loss associated with the foreign exchange contracts, automated clearing house transfers, and overdrafts."

         1.8 Section 9.18 of the Agreement is amended to read in its entirety as follows:

                 "9.18 Adjusted Tangible Net Worth. Borrower will not permit Adjusted Tangible Net Worth as of the last day of the following Fiscal Quarters to be less than the following:

                          Fiscal Quarter Ending                                 Amount
                          ---------------------                                 ------
                          May 31, 1994                                       $169,500,000
                          August 31, 1994                                    $169,500,000
                          November 30, 1994                                  $169,500,000
                          February 28, 1995 and each
                                  Fiscal Quarter Thereafter                  $175,000,000"

         1.9 Section 9 of the Agreement is amended by the addition of the following Section 9.24.

                 "9.24    Adjusted Net Earnings From Operations.  Borrower will
         not permit Adjusted Net Earnings From Operations during any Fiscal Quarter to be less than the following:

                          Fiscal Quarter Ending                          Amount
                          ---------------------                          ------
                          May 31, 1994                                Not Applicable
                          August 31, 1994                               $5,047,000
                          November 30, 1994 and each
                                  Fiscal Quarter Thereafter             $1,069,000

                 Provided, however, that this Section 9.24 shall not apply to any Fiscal Quarter in which the Adjusted Tangible Net Worth at the end of such Fiscal Quarter is $175,000,000 or greater."





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                  SECTION TWO - REPRESENTATIONS AND WARRANTIES
                  --------------------------------------------

         2.1 Acknowledgment of Borrower. Borrower hereby represents and warrants that the execution and delivery of this Amendment and compliance by Borrower with all of the provisions of this Amendment (i) are within the powers and purposes of Borrower; (ii) have been duly authorized or approved by Borrower; and (iii) constitute the valid and binding obligation of Borrower, enforceable in accordance with its terms. Borrower reaffirms its obligation to pay all amounts due Lender under the Agreement in accordance with, and subject to, the terms thereof, as modified hereby.

                       SECTION THREE - GENERAL PROVISIONS
                       ----------------------------------

         3.1 Agreement Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Agreement remain unmodified and in full force and effect.

         3.2 Total Agreement. This Amendment, and all other agreements referred to herein or delivered in connection herewith, shall constitute the entire agreement between the parties relating to the subject matter hereof, shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

         3.3 Definitions. Unless specifically defined herein, all capitalized terms shall be defined in accordance with the Agreement.

         3.4 Severability. To the extent any provision of this Amendment is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.





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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                       L.A. Gear California, Inc.
                                       California corporation



                                       By: /s/ William L. Benford
                                           ----------------------------------
                                       Title:  Executive Vice President and
                                                Chief Financial Officer



                                       BankAmerica Business Credit, Inc.
                                       Delaware corporation



                                       By: /s/ Stephen King
                                           ----------------------------------
                                       Title:  Account Executive


                            RATIFICATION OF GUARANTY
                            ------------------------

         Raegal Finance Inc. hereby consents to the foregoing and confirms that its Guaranty dated as of November 22, 1993 in favor of BankAmerica Business Credit, Inc. relating to the obligations of L.A. Gear California, Inc. remains unmodified and in full force and effect.



                                       Raegal Finance, Inc.



                                       By:  /s/ William L. Benford
                                            ---------------------------------
                                       Title:





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         L.A. Gear, Inc. hereby consents to the foregoing and confirms that its
Guaranty dated as of November 22, 1993 in favor of BankAmerica Business Credit, Inc. relating to the obligations of L.A. Gear California, Inc. remains unmodified and in full force and effect.



                                       L.A. Gear, Inc.



                                       By:  /s/ William L. Benford
                                            ---------------------------------
                                       Title:  Executive Vice President and
                                                Chief Financial Officer





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